Exhibit 99.1

VIAVID
communications simplified.

Kandi Technologies Group

Third Quarter 2017 Financial Results

November 9, 2017

C O R P O R A T E P A R T I C I P A N T S

Hu Xiaoming, Chairman, Chief Executive Officer

Mei Bing, Chief Financial Officer

Kewa Luo, Manager, Investor Relations

C O N F E R E N C E C A L L P A R T I C I P A N T S

Robert Lempert, Private Investor

Steve Miller, Private Investor

Ted Schwartz, TAS Associates

Arthur Porcari, Corporate Strategies Inc.

Walter Hill, Carty & Company

Frank Blatterman, Private Investor

Li Gao, Private Investor

Michael Fearnow, Focustech Investments

Mark Kahnau, TA&P Investment Managers

Karl Scherer, Rang Ring Consulting Institute

Mark Miller, Private Investor

Michael Pfeffer, Oppenheimer

P R E S E N T A T I O N

Operator:

Welcome to the Kandi Technologies Third Quarter 2017 Financial Results Conference Call. As a reminder, all participants are in listen-only mode and the conference is being recorded. After the presentation, there will be an opportunity to ask questions. To join the question queue, you may press star, then one on your telephone keypad. Should you need assistance during the conference call, you may signal an operator by pressing star and zero.

I would now like to turn the conference over to Ms. Kewa Luo, Manager of Investor Relations. Please go ahead.

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Kewa Luo:

Thanks, Operator. Hello everyone and welcome to Kandi Technologies Group’s Third Quarter 2017 Earnings Call. The Company distributed its earnings press release earlier today and you can find a copy on Kandi’s website at www.kandivehicle.com.

With us today are Kandi’s Founder, Chairman and Chief Executive Officer, Mr. Hu Xiaoming, and Chief Financial Officer, Mr. Mei Bing. Both will deliver prepared remarks followed by a question and answer session.

Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call. Please note that discussions today will contain forward-looking statements made under the Safe Harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s results may differ materially from the views expressed today. Further information regarding these and other risks and uncertainties are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other documents filed with the U.S. Securities and Exchange Commission. Kandi does not assume any obligation to update any forward-looking statements except any required under applicable law.

As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference will be available on Kandi’s Investor Relations website.

I will now turn the call over to Kandi’s Founder, Chairman and CEO, Mr. Hu Xiaoming.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Hello to all shareholders, friends and all the participants. Thank you for joining our Third Quarter 2017 Earnings conference call today. We will discuss our third quarter financial results of 2017.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

In the third quarter, we had total revenue of USD$28.4 million, 345.4% increase from the same quarter last year, and EV parts sales was USD$27 million, 473.2% increase from the same quarter last year.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

We are very pleased with our solid business performance in the third quarter. The production and sales of EV products by the JV company have increased significantly year-over-year as the JV company has resumed normal production and sales. Due to confusion surrounding the reusable battery exchange model, our business has been heavily impacted since last year. We have been working diligently since then to overcome the difficult time and turn it into a great success.

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

This quarter is a turning point and an exciting time for Kandi as the Company continues preparing for the tremendous opportunities available in the renewable energy industry. We remain confident in our ability to continue to successfully execute our long-term business plan and regain our leading market position in the EV industry in the near future.

Now I would like to turn the call to our Chief Financial Officer, Mr. Bing Mei to give you more details on our financial highlights.

Bing Mei:

Thank you, Mr. Hu, and hello to everyone on this call. Now I would like to provide a brief overview of our financial results for the third quarter of 2017. Please note that all numbers I will discuss today are in US dollars unless otherwise noted.

First, let me walk you through the third quarter financial results. Our total net revenues for the third quarter were $28.4 million, an increase of 345.4% from $6.4 million for the same period of 2016. The increase in revenue was mainly due to the increase in sales volume. EV parts sales were approximately $27 million for the third quarter of 2017, or 95.3% of our total net revenue, an increase of $22.3 million or 473.2% compared with the same quarter of 2016. Our cost of goods sold was $23.5 million during the third quarter, an increase of 311.6% from $5.7 million in the same quarter of 2016. The increase was primarily due to the corresponding increase in sales resulting from increased demand for EV parts from the JV company.

Gross profit for the third quarter was $4.8 million, an increase of 642% from $0.7 million for the same quarter of 2016. Gross margin increased to 17% in the third quarter from 10.2% in the same quarter of 2016. Margin increases were mainly due to the decrease in raw material purchase price, increased production line personnel productivity, and using less expensive but same quality new materials to cut costs.

Total operating expense in the third quarter was $3.1 million compared with $1.3 million in the same quarter of 2016. The increase in total operating expense was mainly due to an increase of $1.8 million in G&A expense in this quarter.

Net income was $1.9 million in the third quarter, an increase of $2.5 million compared to a net loss of $0.6 million in the same quarter of 2016. The increase was primarily due to the significant increase in revenue and gross profit this period as compared to the same period of last year. Non-GAAP net income in the third quarter was $3 million, an increase of $4.7 million from $1.8 million of non-GAAP net loss in the same quarter of 2016. The increase was mainly due to the significant increase in revenue and gross profit in the third quarter of 2017.

Let me touch on the JV company financials now. For the third quarter of 2017, the JV company’s net revenue was $86.2 million compared to $11.7 million in the same quarter of 2016. There were 6,765 units of EV products sold, including 2,747 units of K17 and 4,018 units of K12. Net loss was $0.5 million compared to $0.4 million for the same quarter of 2016.

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We account for our investments in the JV company under the equity method of accounting, as we have a 50% ownership interest in the JV company. As a result, we recorded 50% of the JV company’s loss for $0.2 million for the third quarter of 2017. After eliminating inter-entity profits and losses, our share of the after tax profit of the JV company was $0.4 million for this quarter.

Next I will review the Company’s cash flow. For the nine months ended September 30, 2017, cash used in operating activities was $0.7 million compared to $22.5 million in the same period of 2016. The major operating activities that provided cash for the nine months ended September 30, 2017 were a decrease in advances to suppliers and prepayments and the prepaid expenses of $23.9 million, and an increase in accounts payable of $53.1 million. The major operating activities that used the cash for the nine months ended September 30, 2017 were net loss of $33.8 million, an increase in amounts due from JV company of $33.1 million, and an increase in long-term amounts due from the JV company of $15.9 million.

Cash provided by investing activities for the nine months ended September 30, 2017 was $8.4 million as compared to $7.8 million for the same period of last year. The major investing activities that provided cash for the nine months ended September 30, 2017 was a decrease in restricted cash of $5.9 million and a decrease in short-term investments of $4.6 million. The major investing activities that used the cash for nine months ended September 30, 2017 were $1.6 million of purchase of construction in progress. Cash used in financing activities for the nine months ended September 30, 2017 was $16.7 million as compared to cash provided by financing activities of $2 million for the same period of last year. The major financing activities that provided cash for the nine months ended September 30, 2017 were proceeds from the notes payable of $13.4 million and the proceeds from short-term bank loan of $24.9 million. The major financing activities that used the cash for the nine months ended September 30, 2017 was $28 million for repayment of short term bank loans and $14.1 million for repayments of note payable.

That’s it from me. Kewa?

Kewa Luo:

Operator, we are ready to take some questions.

Operator:

Thank you. We will now begin the question and answer session. To join the question queue, you may press star, then one on your telephone keypad. You will hear a tone acknowledging your request. If you are using a speakerphone, please pick up your handset before pressing any keys. To withdraw your question, please press star, then two. We will pause for a moment as callers join the queue.

Our first question comes from Dr. Robert Lempert, who is a Private Investor. Please go ahead.

Robert Lempert:

Good morning. Congratulations. A lot of the things you told us are happening, and it gives me great confidence when I see Management buy shares of stock in the open market. Mr. Hu, will you buy more shares when you’re allowed--as far as when you’re allowed to buy stock in a few weeks? Thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

Buying shares is my personal behavior. As you can see, I have bought some shares in the past. This is a strong indicator of my confidence in the Company’s future. If I plan to buy more shares in the future, I will definitely update the market via filing the Form 4 with the SEC, and you will find out.

Robert Lempert:

Thank you.

Operator:

Our next question comes from Steve Miller, who is a Private Investor. Please go ahead.

Steve Miller:

Good morning, Kewa. It was gratifying to see the report out this morning. I have two questions. The first one is can you give us an update on further subsidy payments? Specifically, how much is still owed the JV for the year 2015 and also the year 2016, and is there any new estimate as to when those payments might be received? Then finally related to that, does the JV have sufficient credit facilities to continue the growth while waiting for those subsidy payments?

Kewa Luo:

Okay, thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

As of today, the JV company has received central government subsidies of in total 1.36 billion Yuan, approximately USD$204 million. There are still about RMB 834 million, approximately USD$125 million to be received for the EVs sold, of which RMB 409 million, approximately USD$61 million for 2015 and RMB 425 million, approximately USD$64 million for 2016. With respect to when exactly we will receive these payments for 2015 and ’16, it’s really difficult to say, and government can start paying really soon, but also can drag for very long, especially right now we are in the changing leadership period, so it’s hard for me to predict. But we believe that through the JV company’s existing financing channels and good credit, especially we have Geely as the partner, the JV company is able to raise the necessary working capital to support its future business development.

Steve Miller:

Great, thank you, Kewa. My second question is the share price took a severe drop after the Company recently announced a shelf registration, and even more so it took a drop 10 days later when it got cleared by the SEC. The drop, according to Kandi detractors, was that there was going to be an immediate share dilution that would soon happen. Is that true, and if not, why was the S-3 shelf registration filed at this time?

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Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. The S-3 registration was due to the fact that the previous S-3, which we filed I believe in 2014, that was just expired in August, so the Management Team believes that it’s a normal operational practice to renew the S-3 registration. I believe the capital markets should understand about this. The Company currently doesn’t have any financing plan, so I don’t think it’s going to dilute our shares. The prediction is not true.

Steve Miller:

Fantastic, Kewa. On behalf of the 2,000 members of the Kandi private group, thanks again that for kick-ass earnings report this morning. Thank you.

Kewa Luo:

Thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you.

Operator:

Our next question comes from Mr. Ted Schwartz of TAS Associates. Please go ahead.

Ted Schwartz:

Hi Kewa. I have two questions. The first one is in reference to a recent China media article about a major Kandi car share expansion into the 7 million population city of Nitan - not -tong, with a lot of pictures. Most of the pictures were red K12s compared to the normal car share green and white colors. Is there any significance to the changing of the car share colors? Any other major car share expansion cities expected this year? And how come that was not--the expansion of the car share program wasn’t put out in a press release?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

Zhejiang ZuoZhongYou ZZY Electric Vehicle Service Company is an independent legal entity. Although both Kandi and Geely own a 9.5% stake in the company, ZZY is not a wholly subsidiary after all. We are very happy to see their development. Different colors for the vehicle are designed to attract different customers. In recent years, the shared economic model has enjoyed rapid growth in China. The car share is one of the frontrunners and leaders among many. We believe that the car share will have a remarkable future for the growth.

In the past, we have announced the expansion of the car share program into the Tier 1 and Tier 2 cities. We don’t feel it’s necessary to announce each footprint to Tier 3 and Tier 4 cities because they are not major cities. Thank you.

Ted Schwartz:

Thank you. My second question, in the last conference call, Mr. Hu indicated that they expected to break even for the year, exclusive of the R&D expenses. I notice that the R&D expenses for the nine months is roughly $26 million. It was around $20 million in the first quarter, about $5 million in the second quarter, third quarter was down to around $600,000. That comes to roughly $0.50 a share. For the first six months, the Company lost $0.75 a share. If he’s going to break even for the year, he’s now earned $0.04 for the third quarter, that would indicate that he expects to earn somewhere in the neighborhood of $0.20 in the fourth quarter. Does he still expect to be even for the year, exclusive of that R&D expense? And by the way, the R&D expense is to some extent—to a large extent reimbursed by the government of Hainan because it’s mostly, I presume, for the K23. I know it’s a long question, but ..

Kewa Luo:

Right, right. I will try to summarize everything. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you for your question. I think I wasn’t very clear in the last conference call. What I mean is the normal operations will be breakeven. With regards to the research and development expenses, we will have a different way to evaluate that. Mr. Mei, if I haven’t clearly stated, please add your comments.

Ted Schwartz:

Okay--

Bing Mei:

Yes, I think he did a good job.

Ted Schwartz:

Congratulate Mr. Hu on an excellent turnaround, and I look forward to significant increases in the future. Thank you, Kewa.

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Kewa Luo:

Thank you. Mr. Mei, do you like to add anything to that answer?

Bing Mei:

I think that’s enough. That’s good.

Kewa Luo:

Okay.

Operator:

Our next question comes from Arthur Porcari of Corporate Strategies Incorporated. Please go ahead.

Arthur Porcari:

Hey, finally a great quarter. Good job, y’all. Yes, the Kandi JV website and other media on October 24 announced another large strategic agreement between Kandi JV and the Zhejiang Xingquan Automobile Service Company. It appeared to cover about 30,000 EVs for Kandi sales over the next three years. This is similar, I think, to two major multi-year sales agreements from a prior year - Pang Da for 60,000 EVs over, I think, six years, and Shanxi Co. over--for 50,000 over five years. Can you give us an update as to the status of each of these deals? It seems if still active, the total value alone approaches USD$2 billion, and then I have a couple of follow-ups.

Kewa Luo:

Thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken) Go ahead, Art?

Arthur Porcari:

Oh, we got an answer to that part? Okay. Well, can you tell us more about that agreement, and give us an update on Pang Da and Zhengzhi, and why wasn’t this announced?

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

On the cooperation with Xingquan, it’s to help the JV company to accelerate the production growth and expand the sales channel. We believe it will be very beneficial for the JV company’s future development. With regards to Shanxi and Pang Da agreements, these two are very important partners, because our facility didn’t run the normal production, there had not been any significant progress in the first half of the year. Starting the third quarter as we have resumed the normal production and sales, it’s expected to make some progress going forward, and I promise I will keep the market updated once it happens.

Arthur Porcari:

One last little quick follow-up on that. Is it realistic to expect that by next year when things are normal, that we could be back on track for 10,000 cars for each of those three contracts for a total of maybe 30,000, just from those three agreements? Is that realistic to expect for next year?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mr. Hu is saying that we are trying our best, but because these three agreements are all framework agreements, so it depends. please just stay tuned and follow our quarterly reports for more updates.

Arthur Porcari:

Thank you very much, and again great quarter. Looking forward to the next and many beyond. Thank you.

Kewa Luo:

Thank you.

Hu Xiaoming:

(Chinese spoken)

Operator:

Our next question comes from Walter Hill of Carty & Company. Please go ahead.

Walter Hill:

On the last conference call in an answer to a question, the Company seemed to agree that a reasonable target for the 2020 sales would be around 200,000 EV units, or about half its current capacity, worth over $3 billion in annual revenues. Has anything fundamentally changed to alter this Company goal?

Kewa Luo:

(Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

We are working very hard to diligently plan the Company’s growth strategy for the next few years. China’s EV market is full of potential. We hope to take advantage of this opportunity to break through and increase our market share. This will enable the Company to come a long way and give back our long-term shareholders with the strongest results, so therefore we still remain very confident to achieve the target.

Walter Hill:

Thank you.

Kewa Luo:

Thank you.

Operator:

Our next question comes from Frank Blatterman, who is a Private Investor. Please go ahead.

Frank Blatterman:

Yes, good morning. First of all, congratulations on an absolutely great quarter. I have three very short questions on the Hainan island factory. Has the assembly line been completed? Is trial production underway? And is full production for the K23 still slated to start in January?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. At present, the construction of the Hainan facility is at the very last stage, and the second round of prototype production has now been completed. The third round of prototype production has started in November. It’s expecting to send the qualified prototypes to the national testing center for testing in the next few months. Once the prototype passes the test, it is ready for trial production. The K23 model sales will be open to multiple markets.

Frank Blatterman:

Well, that’s good news, and he also answered my third question, so I’ll just throw out my second. When will Kandi get the last $14 million cash grant portion of the $45 million from the Hainan government?

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Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The final payment for the government subsidy is expected to receive after the model K23 starts its production.

Frank Blatterman:

Okay. Just another real quick. Are you going to be doing any export of this vehicle to countries other than China, or are the multiple markets referred to merely Hainan along other provinces in China?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

We do plan to start--we do plan to sell the K23 to China, to other markets in China, also possibly exporting K23 to overseas because K23 is considered to be a very practical car and there are a lot of good things about it that people really like it.

Frank Blatterman:

Thank you very much, and again congratulations on a great quarter.

Kewa Luo:

Thank you.

Operator:

Our next question comes from Li Gao, who is a Private Investor. Please go ahead.

Li Gao:

Good morning, Kewa and good evening, Mr. Hu and Bing. My question is about the K22 and K27. Recently we have seen some China media articles about the Rugao facility where K12 is made, and last week the ministry announced the approval of a new Kandi model, K22 which is assumed to be an upgrade of K12. Why this car was not announced although the K27, which is an upgrade of K17, it was announced by the company? (Chinese spoken)

Hello?

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Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Li Gao:

(Chinese spoken)

Kewa Luo:

(Chinese spoken) I’m very glad that you asked this question. I can see you are very detail oriented. In the newly released K27 news, the reason we didn’t announce the K22 is that the K22 only received the new product directory approval. It hasn’t received the recommended model approval and the tax exemption, so that’s why you only have seen K27 model that being released in the press release, because K27 received both recommended model directory and the tax exemption.

Li Gao:

Thank you. I have two more quick follow-up questions. The first one is about the motor power of these two cars. In the recent company release on K27, it says the motor power increased by 6 kilowatts, which should be from 35 kilowatts to 41 kilowatts, it is a 17% increase. However in China media, it showed that for the K22 model, the power increased to 49 kilowatts. Because K12 has the power of 35--from 35 to 49 kilowatts, it is an increase of 14%, which is very puzzling. Could you please explain this?

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

This is a good question. Thanks for asking us such a detailed question. I can see you read into our news very carefully. In the K27 news, the motor power increased by 6 kilowatts compared to the model K17, which is referring to the rated power. I didn’t say that clearly in the press release, but the model K22 coverage from the China media, what they mean is peak power, which is 49 kilowatts for the motor power. So the original rated power for both cars is 15 and the peak power for the original model is 35, so they both increased to the peak power 49. We have never announced 41, so I guess that’s the misunderstanding the media has over these cars.

Li Gao:

Thank you. Another question is about the price tag of these two cars. How much does the JV receive from the sale of each K22 and K27? Are they ready for immediate production? If so, will they replace or be sold along with the current K12 and the K17 models? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

Both the model K22 and K27 have been upgraded based on the model K12 and K17. The upgraded models have better performance and obviously they can save more power by 5%, so they can generate better profits. For example, these two upgrade models, they can run for longer range by less batteries, and right now the JV company is manufacturing K22 and K27 and gradually they will be replacing K12 and K17. They are not going to be sold at the same time, so once the K22 and K27 kick in, the K12 and K17 won’t be sold anymore.

Li Gao:

Very quickly, so since Mr. Hu mentioned about the traveling distance per charge is improved, so what are the numbers? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mr. Hu is saying that above 150 kilometers.

Li Gao:

Thank you. Thank you very much. (Chinese spoken)

Kewa Luo:

Thank you.

Hu Xiaoming:

(Chinese spoken)

Operator:

The next question comes from Michael Fearnow of Focustech Investments. Please go ahead.

Michael Fearnow:

Yes, good morning, and very good quarter. In the first quarter of this year, the Company announced the development of a new, more powerful EV motor. I’ve got kind of a two-part question. Is this motor being used currently in the K27, and is it also being used in any other production by Kandi? If so, why was this not more clearly delineated in the original announcement?

Kewa Luo:

I’m sorry, can you repeat it again? I--the phone was skipping.

Michael Fearnow:

In the first quarter, the Company announced the development of a new, more powerful EV motor and was also projecting sales in the second half of this year of 20,000 units. My question is, is this motor currently being used in the K27 or any other Kandi models, and if so, why was this not better explained originally?

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Kewa Luo:

Okay, thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Hi, the new model will be installed in both model K27 and K22. The reason we didn’t further explain in the press release is I didn’t think this was something material I should include.

Michael Fearnow:

Thank you. I’ve got kind of a follow-up clarification. On these new EV motors, does Kandi expect to sell to any third parties, and also related to the parts sales, can you give us an estimate of the average total parts sales per EV from Kandi to the JV?

Kewa Luo:

Okay. (Chinese spoken) Can you repeat the last question? You want to know--

Michael Fearnow:

The first question was are the new EV motors expected to be--have any third party sales? The follow-up question, can you give us a little more detail on the average sales price that Kandi realizes to the JV, the average per-vehicle sold by the JV, what is the average receipt of the parts that Kandi receives?

Kewa Luo:

Okay, all EV parts or just the motor?

Michael Fearnow:

Well, for the EV motor as well as other parts.

Kewa Luo:

Okay. (Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

So far the motor is for the JV company’s models, so we are also trying to expand the market for the motor to be sold to a third party. But for now, it’s only for the JV company. If we expand it to others, for example, any third parties, we will let the market know.

As far as how much Kandi can receive from the JV by selling the parts, it’s really hard to say because during the different periods, different volumes, the cost and the sale price will be different. It’s really hard for me to tell you a number. I would recommend you to rely on our quarterly financial report for more details. If you ask me the exact number right now, I’d have to say I couldn’t give you an exact number.

Michael Fearnow:

Well, thank you. We’ll look forward to the continued growth in the Company.

Kewa Luo:

Thank you.

Operator:

The next question comes from Mark Kahnau of TA&P Investment Managers. Please go ahead.

Mark Kahnau:

Yes, good morning, Mr. Hu--or good evening, Mr. Hu and Mr. Mei, and good morning, Kewa. On the last CC in the answer on a question, the Company seemed to agree that a reasonable target for 2020 sales would be around 200,000 EV units, or about half of the current capacity worth over $3 billion in annual revenues. Has anything fundamentally changed to alter this goal, and can you please tell us how much EVs we have sold in October roughly, and what kind of goal would you have for the rest of the year, this fourth quarter?

Kewa Luo:

Okay, the first part of your question, we answered earlier, but I can repeat that question to the Management Team again. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay, so your second question asked about October sales numbers, right?

Mark Kahnau:

Right, and then the fourth quarter--any suggestions for the fourth quarter so far, what do we expect the Company will do for the fourth quarter?

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Kewa Luo:

In the fourth quarter. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. To answer your first question, just to be brief since we talked earlier, we still are very confident to achieve that target. We are trying our best. For October, since we have seven days national holiday, the sales number is a little bit over 3,000. It’s a rough number. For the fourth quarter sales target, I will leave it for you to wait for our Annual Report, our 10-K release.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I apologize. I don’t think it’s good to announce this earlier about our fourth quarter sales number.

Mark Kahnau:

Okay, I understand. Thank you.

Kewa Luo:

Thank you.

Operator:

Our next question comes from Karl Scherer of Rang Ring Consulting. Please go ahead.

Karl Scherer:

Good morning and good evening, depending on your time zone, and thank you for your hard work and the good results. My question is that from the China media, those who know how to use Google Translate seemingly have an unfair advantage over most other shareholders regarding monthly EV sales published in China by the automobile association. While the Company did announce August sales to shareholders, it did not announce September sales, which was the third best sales month ever. Since this information is selectively available to the public anyway, in fairness to all shareholders, why doesn’t the Company start reporting sales like most car companies? For instance, (inaudible) major website in China published 3,100 sales of EVs for October. Why are we not allowed to have that information as a timely SEC filing? I think it’s a material event.

Kewa Luo:

(Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

In the past, we never had this routine to release monthly sales figures. In August, we released the sales figure because it’s our turning point. The Company has resumed its normal production. I don’t think it’s necessary to announce every month sales figures because it couldn’t represent a company operational and future development, and also for example, in the past we didn’t have a conference call for every quarter, but right now we’re starting to have a quarterly conference call. Things change, and for those social media and websites, if they release the sales figure, it’s up to them; but for us, we believe that eevery month’s numbers is not necessary to release to the public.

Karl Scherer:

Well, the investing public has been sticking with this company for a long time with ups and downs, and every other major car company and also the smaller ones do publish monthly sales numbers. For us it is of immediate interest.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Like I said, from month to month, the sales numbers can be different due to the seasonality, and if the monthly sales figure disclosure is required by the SEC, then I will do so; but also, I’m concerned since the difference in the different monthly sales, if we announce that it’s going to impact somewhat the capital markets stock activity, so I—again, the Management Team has their belief that it’s not really necessary to announce every month’s sales figures.

Karl Scherer:

I understand the argument, but I would like you to consider once more that having no reliable monthly figures is impacting the share price performance much more negatively. Adding as a second question, I know you already touched on the subject, but would it be possible to update us more timely on the progress of the various sales partnerships?

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mr. Hu is saying that for the first question regarding your request to once again consider putting out monthly figures, he still believes that it’s not necessary and he thinks without monthly figures, it helps stable the market. To answer your second question with updates with all the other partner agreements, Mr. Hu’s answer is if we have any material progress, we will update the market.

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Karl Scherer:

Thank you for your continuing efforts. Looking forward to the next quarter and hopefully the (inaudible) numbers of 3,100 sold EVs proves to be correct.

Kewa Luo:

Thank you for your questions.

Operator:

The next question comes from Mark Miller, who is a Private Investor.

Mark Miller:

Hi, good morning, Kewa, and good evening, Kandi Management. Excellent quarter. Just have one quick one here. On the last conference call, Mr. Hu stated that the $105 million supply chain financing sponsored by the Rugao government was only for EVs made in Rugao, which now ensures Kandi will receive immediate cash for its Rugao part sales. I have two questions from this. It’s a four-page lead into it - I’m just kidding you! If Kandi also shifts production of other EVs, like the K27, to Rugao, will this also be covered, and if so, are we doing this?

Kewa Luo:

Okay, let me translate to him now. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The government-based supply chain finance program is an indicator of government’s strong support. There are particular requirements for the use of this $105 million finance program, and also every facility is specifically designed for the certain EV model, so the JV company runs the production according to the sales demand and utilized its capacity efficiently. That’s his answer.

Mark Miller:

I have one more. Which EVs are currently active or being made in which of the four Kandi facilities?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

The K17A and the K12 are the active ones, but going forward it’s going to be K27 and K22. Even though each facility from the JV company had its primary model production, it will also work together with other facilities to manufacture the models that we are selling right now.

Mark Miller:

Okay, thank you. Thanks again, guys. Great quarter.

Kewa Luo:

Thank you very much.

Operator:

The next question comes from Mike Pfeffer of Oppenheimer. Please go ahead.

Mike Pfeffer:

Thanks for taking my question. In the last filed 10-Q, the Company and Mr. Hu mentioned visits from three potential strategic partners, together with a recent valuation done on Kandi itself of RMB 4 billion, I guess USD$600 million, which would work out around $12.50 per share if on Kandi alone. There was some confusion on this valuation. Was this the value of just the JV, or was it the value of Kandi including its share of the JV, and why was this valuation commissioned and who did the valuation? Thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I want to clarify--

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. On the referring RMB 4 billion-plus is the value of Kandi Technologies Group, not the estimated valuation. This value is based on Kandi’s actual assets and investments, and so far it has been acknowledged by the potential investors. I hope this clarifies.

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Mike Pfeffer:

Could he--just a follow-up, could he comment on the status of these potential strategic partnerships?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

We have been having many ongoing conversations with these potential strategic partners because we didn’t have the normal production in the first half year, so the progress has been somewhat impacted. The Management will seek the best perspective to work with these partners to maximize our shareholders’ value and increase our market competitiveness.

Mike Pfeffer:

Thanks, and continued good luck.

Kewa Luo:

Thank you very much.

Operator:

This concludes the time allotted for the question and answer session. I would like to turn the conference back over to Ms. Kewa Luo for closing remarks.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you, ladies and gentlemen, and friends, for attending Kandi’s 2017 Third Quarter Earnings call. In closing, allow me to represent the Board of Directors and the Management Team of Kandi Technologies Group to reaffirm our commitment: we will continue to work diligently to maximize shareholder value by focusing on growing our EV business strategically while delivering strong operational results. Thank you very much for your understanding and support.

We look forward to talking with you the next quarter. If you have any additional questions, please don’t hesitate to contact our Investor Relations person. Goodbye, thank you.

Operator:

This concludes today’s conference call. You may disconnect your lines. Thank you for participating, and have a pleasant day.

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